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                                                                     EXHIBIT 5.1

                             HOGAN & HARTSON L.L.P.

                            111 South Calvert Street
                            Baltimore, Maryland 21202

                                June 18, 1999

Board of Directors
CIENA Corporation
1201 Winterson Road
Linthicum, MD 21090

Ladies and Gentlemen:

               We are acting as counsel to CIENA Corporation, a Delaware corporation (the "COMPANY"), in connection with its registration statement on Form S-3, as amended (the "REGISTRATION STATEMENT") filed with the Securities and Exchange Commission relating to the proposed public offering of up to 17,849,665 shares of the Company's common stock, par value $.01 per share, all of which shares (the "SHARES") are to be sold by the Selling Stockholders named therein including certain holders of Warrants and one holder of Options to acquire certain of the Shares. This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. Section 229.601(b)(5), in connection with the Registration Statement.

               For purposes of this opinion letter, we have examined copies of the following documents:

               1.     An executed copy of the Registration Statement.

               2. The Third Restated Certificate of Incorporation of the Company, as certified by the Secretary of the State of the State of Delaware on April 19, 1999 and by the Secretary of the Company on the date hereof as then being complete, accurate and in effect.

               3. The Bylaws of the Company, as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect.

               4. Resolutions of the Board of Directors of Lightera adopted at a meeting held on May 11, 1998 and September 25, 1998, as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect, relating to the issuance and sale of the Warrants and Options.

               5. Resolutions of the Board of Directors of the Company adopted at a meeting held on March 14, 1999, as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect, relating to the issuance and
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                      sale of the Shares, the exchange of the Warrants and
                      Options and arrangements in connection therewith.

               6. Executed copies of the Agreement and Plan of Merger, dated March 15, 1999, by and among the Company, Lightera Networks, Inc. and certain of the Selling Stockholders (the "Merger Agreement"), relating to, among other things, the issuance of the Shares.

               7.     Executed copies of the Warrants and the Stock Option
                      Agreement.

               In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity, accuracy and completeness of all documents submitted to us, the authenticity of all original documents and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). This opinion letter is given, and all statements herein are made, in the context of the foregoing.

               This opinion letter is based as to matters of law solely on Delaware corporate law. We express no opinion herein as to any other laws, statutes, ordinances, rules, or regulations.

               Based upon, subject to and limited by the foregoing, we are of the opinion that (i) the Shares are validly issued, fully paid and nonassessable, and (ii) following issuance of the Warrant and Option Shares pursuant to the terms of the Option Agreement and the Warrant Agreements, and receipt by the Company of the consideration for the Warrant and Option Shares specified in the resolutions of the Board of Directors referred to in paragraph 4 above and in the Option Agreement and Warrant Agreements, the Warrant and Option Shares will be validly issued, fully paid and nonassessable.

               This opinion letter has been prepared for your use in connection with the Registration Statement and speaks as of the date hereof. We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter.

               We hereby consent to the filing of this opinion letter as Exhibit
5.1 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.

                                                   Very truly yours,

                                                   /s/  Hogan & Hartson L.L.P.

                                                   HOGAN & HARTSON L.L.P.